Exhibit 23.3
                          Consent of RP Financial, LC.


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RP Financial, LC.
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Financial Services Industry Consultants






                                                              September 12, 1997


Board of Directors
Federal Trust Corporation
1211 Orange Avenue
Winter Park, Florida 32789

Gentlemen:

         We hereby consent to the references to this firm and our opinion in the Registration Statement on Form S-1 filed by Federal Trust Corporation ("Company"), and all amendments thereto regarding the issuance and registration of shares of common stock by the Company.

                                              Sincerely,

                                              RP Financial, LC.


                                              /s/Ronald S. Riggins
                                                 Ronald S. Riggins
                                                 Managing Director